EXHIBIT 99.1
Qumu Announces Fourth Quarter and Year-End 2017 Results

Conference Call Wednesday, March 7 at 10:00 a.m. ET

Minneapolis, MN – March 6, 2018 – Qumu Corporation (NASDAQ: QUMU) today reported financial results for the fourth quarter and year ended December 31, 2017.

Fourth quarter revenue was $7.2 million, compared to $9.3 million in the fourth quarter 2016, and net loss was $(3.2) million, or $(0.35) per diluted share, compared to a net loss of $(267,000), or $(0.04) per diluted share, in the fourth quarter 2016. Fourth quarter adjusted EBITDA (a non-GAAP measure) was negative $(805,000), compared to positive adjusted EBITDA of $790,000 for the fourth quarter 2016.

For the full year 2017, revenue was $28.2 million, compared to $31.7 million in the prior year, and net loss was $(11.7) million, or $(1.25) per diluted share, compared to a net loss of $(11.2) million, or $(1.23) per diluted share, last year. For the full year 2017, adjusted EBITDA was negative $(4.6) million, compared to negative adjusted EBITDA of $(6.6) million last year.

During the fourth quarter 2017, the Company modified its term loan credit agreement with Hale Capital Partners, LP, concurrent with its plans to refinance the term loan. As previously announced, the Company closed a $10.0 million credit agreement with ESW Capital, LLC (through its ESW Holdings, Inc. subsidiary) on January 12, 2018, which replaced the Company’s then existing $8.0 million term loan credit agreement with Hale Capital Partners, LP. In connection with this refinancing plan, the Company accelerated the amortization of deferred financing costs related to the loan modification during the fourth quarter 2017. As a result, net loss per diluted share for the fourth quarter and full year 2017 reflects $1.5 million, or $0.16 per diluted share, of interest expense for the incremental amortization of deferred financing costs related to the loan modification.

“As I noted in our fourth quarter 2017 preliminary release, our financial results are disappointing to our team,” said Vern Hanzlik, Qumu’s President and CEO. “Qumu closed 2017 with an enviable base of blue chip customers and channel partners and the most comprehensive, extensible enterprise video platform in the industry. To set the business right, we made strategic hires during 2017 including our new Chief Financial Officer, EVP of Worldwide Sales and Business Development, VP of Worldwide Channel and Alliances, and VP of Marketing. Together, the team has developed and is tenaciously executing on a plan for success by continually aligning our expenses with the market opportunity and focusing on four strategic pillars for 2018: sales execution, customer success and retention, market-focused product innovation and strengthening our financial performance.

“Qumu is the only solution provider in the industry offering a full stack set of deployment models – cloud, hybrid and on-premise, under our Qx enterprise video platform,” Hanzlik continued. “We have been investing to achieve this result for years and it enables us to address every company’s enterprise video needs with a single solution. With multiple hybrid installations at global enterprises and with Qumu Cloud representing half of our new customers, our Qx strategy is taking hold and we are well positioned for the future.”

Other Financial Highlights

•
Subscription, maintenance and support revenue for the fourth quarter 2017 was $4.3 million compared to $6.2 million for the fourth quarter 2016 and for the full year 2017 was $19.4 million compared to $21.4 million last year. Fourth quarter 2016 revenue included subscription, maintenance and support revenue of $1.2 million and professional service revenue of $0.4 million of previously deferred revenue contingent on a customer's acceptance, which was received in the 2016 fourth quarter.

•
Gross margin for the fourth quarter 2017 was 65.7% compared to 70.7% for the fourth quarter 2016 and for the full year 2017 was 63.6% compared to 61.0% last year. The benefit to gross margin relating to the above-mentioned customer acceptance was 6.1% and 1.8% for the fourth quarter and full year 2016, respectively.

•	Adjusted EBITDA improved by $2.0 million for the full fiscal year 2017 reflecting operating efficiencies and economies of scale resulting from our Qx product and go-to market strategy.

•	Total headcount was 121 as of December 31, 2017 compared to 120 as of September 30, 2017 and 150 as of December 31, 2016.

•
Cash and cash equivalents totaled $7.7 million as of December 31, 2017, which was unchanged from September 30, 2017, reflecting the fourth quarter operating loss offset by cash from changes in working capital.

•
Subsequent to December 31, 2017, as noted above, the Company closed a $10.0 million credit agreement with ESW Capital, LLC. After repayment of the outstanding principal, interest, fees and expenses associated with the refinancing, the Company added $805,000 in net cash to the balance sheet.

•
BriefCam, Ltd., in which the Company has a $3.1 million investment reported in the Company's consolidated financial statements using the cost method basis of accounting, released its 2017 results, which reflected revenue growth of 100%, the addition of 119 new customers and a client footprint now spanning over 40 countries.

Business Outlook
The Company is issuing the following financial guidance for the full year 2018:

•	Core bookings growth is expected to be 25% in 2018, compared to 2017, emphasizing growth in sales of the Qx platform.

•
Revenue for 2018 is expected to be approximately $25 million, which includes an approximately $1.1 million unfavorable revenue impact of adopting the new revenue recognition standard (ASC Topic 606) in 2018, as well as the loss of a large customer representing revenue of approximately $3.2 million annually. Gross margin is expected to be in the mid to high 60s.

•
Adjusted EBITDA loss for 2018 is expected to be approximately $(3.5) million. The Company expects to achieve positive adjusted EBITDA in the fourth quarter of 2018. Adjusted EBITDA for 2018 excludes stock-based compensation of approximately $1.0 million, amortization of acquired intangible assets of approximately $2.1 million, depreciation expense of approximately $0.5 million, income tax benefit of approximately $0.2 million, and interest expense of approximately $2.0 million. Net loss for 2018 is expected to be approximately $(9.0) million.

Conference Call
The Company has scheduled a conference call and webcast to review its fourth quarter 2017 results tomorrow, March 7, 2018 at 10:00 a.m. Eastern Time. The dial-in number for the conference call is 877-456-6914 for domestic participants and 929-387-3794 for international participants. Investors can also access a webcast of the live conference call by linking through the investor relations section of the Qumu website, www.qumu.com. Webcasts will be archived on Qumu’s website.

Non-GAAP Information
To supplement the Company's condensed consolidated financial statements presented on a GAAP basis, the Company uses adjusted EBITDA (a non-GAAP measure), which excludes certain items from net income (loss) (a GAAP measure). Adjusted EBITDA excludes items related to interest income and expense, the impact of income-based taxes, depreciation and amortization, stock-based compensation, change in fair value of warrant liability, foreign currency gains and losses, and other non-operating income and expenses.

The Company uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the Company’s performance. The Company believes that adjusted EBITDA is useful to investors because it provides supplemental information that allows investors to review the Company's results of operations from the same perspective as management and the Company's board of directors. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

See the attached Supplemental Financial Information for a reconciliation of net loss, a GAAP measure, to adjusted EBITDA, a non-GAAP measure, for the three months and year ended December 31, 2017 and 2016.

Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Such forward-looking statements include, for example, statements about: the Company’s future revenue and operating performance, cash balances, future product mix or the timing of recognition of revenue, and the demand for the Company’s products or software. The statements made by the Company are based upon management’s current expectations and are subject to certain risks and uncertainties that could cause the actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and other factors set forth in the Company’s filings with the Securities and Exchange Commission.

About Qumu
Qumu (NASDAQ: QUMU) helps the world’s largest companies realize the value of putting video to work for their digital workforce. Organizations use Qumu software to create, manage and share video—live streaming and on demand—turning video into an always-on resource and connecting thousands of stakeholders across a single enterprise.

Investor Contact:
Dave Ristow, CFO
Qumu Corporation
612-638-9045

QUMU CORPORATION
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues:
Software licenses and appliances	$2,011	$1,887	$5,982	$5,839
Service	5,218	7,434	22,185	25,843
Total revenues	7,229	9,321	28,167	31,682
Cost of revenues:
Software licenses and appliances	629	542	2,407	2,474
Service	1,852	2,189	7,855	9,886
Total cost of revenues	2,481	2,731	10,262	12,360
Gross profit	4,748	6,590	17,905	19,322
Operating expenses:
Research and development	1,603	1,795	7,279	8,541
Sales and marketing	2,542	2,584	10,026	11,529
General and administrative	2,015	2,378	8,567	9,722
Amortization of purchased intangibles	229	217	904	891
Total operating expenses	6,389	6,974	26,776	30,683
Operating loss	(1,641)	(384)	(8,871)	(11,361)
Other income (expense):
Interest expense, net	(1,858)	(247)	(2,852)	(287)
Change in value of warrant liability	126	137	74	137
Other, net	(88)	108	(433)	84
Total other expense, net	(1,820)	(2)	(3,211)	(66)
Loss before income taxes	(3,461)	(386)	(12,082)	(11,427)
Income tax benefit	(219)	(119)	(358)	(252)
Net loss	$(3,242)	$(267)	$(11,724)	$(11,175)

Net loss per share – basic:
Net loss per share	$(0.35)	$(0.03)	$(1.25)	$(1.21)
Weighted average shares outstanding	9,381	9,234	9,347	9,232
Net loss per share – diluted:
Net loss per share	$(0.35)	$(0.04)	$(1.25)	$(1.23)
Weighted average shares outstanding	9,381	9,234	9,347	9,232

QUMU CORPORATION
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

Assets	December 31, 2017	December 31, 2016
Current assets:
Cash and cash equivalents	$7,690	$10,364
Receivables, net	5,529	7,495
Income taxes receivable	156	317
Prepaid expenses and other current assets	1,830	2,470
Total current assets	15,205	20,646
Property and equipment, net	911	1,827
Intangible assets, net	6,295	8,110
Goodwill	7,390	6,749
Deferred income taxes, non-current	77	70
Other assets, non-current	4,398	4,827
Total assets	$34,276	$42,229
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$3,878	$2,394
Accrued compensation	1,824	2,361
Deferred revenue	8,923	8,992
Deferred rent	181	283
Financing obligations	1,047	508
Warrant liability	819	893
Total current liabilities	16,672	15,431
Long-term liabilities:
Deferred revenue, non-current	141	423
Income taxes payable, non-current	3	6
Deferred tax liability, non-current	153	294
Deferred rent, non-current	507	712
Term loan and other financing obligations, non-current	7,608	6,787
Total long-term liabilities	8,412	8,222
Total liabilities	25,084	23,653
Stockholders’ equity:
Common stock	94	92
Additional paid-in capital	68,035	66,864
Accumulated deficit	(56,197)	(44,473)
Accumulated other comprehensive loss	(2,740)	(3,907)
Total stockholders’ equity	9,192	18,576
Total liabilities and stockholders’ equity	$34,276	$42,229

QUMU CORPORATION
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Year Ended December 31,
	2017	2016
Operating activities:
Net loss	$(11,724)	$(11,175)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,045	3,303
Stock-based compensation	1,190	1,421
Loss on disposal of property and equipment	—	4
Loss on lease contract termination	72	—
Accretion of debt discount and issuance costs	2,013	152
Change in value of warrant liability	(74)	(137)
Deferred income taxes	(166)	(229)
Changes in operating assets and liabilities:
Receivables	2,101	3,244
Income taxes receivable / payable	167	266
Prepaid expenses and other assets	1,166	(138)
Accounts payable and other accrued liabilities	1,656	(1,406)
Accrued compensation	(574)	(1,575)
Deferred revenue	(573)	(2,673)
Deferred rent	(311)	(265)
Other non-current liabilities	—	(226)
Net cash used in continuing operating activities	(2,012)	(9,434)
Net cash used in discontinued operating activities	—	(50)
Net cash used in operating activities	(2,012)	(9,484)
Investing activities:
Sales and maturities of marketable securities	—	6,250
Purchases of property and equipment	(24)	(76)
Net cash provided by (used in) investing activities	(24)	6,174
Financing activities:
Proceeds from debt financing	—	8,000
Principal payments on financing obligations	(505)	(513)
Payments for debt issuance costs	(225)	(505)
Common stock repurchases to settle employee withholding liability	(17)	(26)
Net cash provided by (used in) financing activities	(747)	6,956
Effect of exchange rate changes on cash	109	(354)
Net increase (decrease) in cash and cash equivalents	(2,674)	3,292
Cash and cash equivalents, beginning of year	10,364	7,072
Cash and cash equivalents, end of year	$7,690	$10,364

QUMU CORPORATION
Supplemental Financial Information
(unaudited - in thousands)

A summary of revenue is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Software licenses and appliances	$2,011	$1,887	$5,982	$5,839
Service
Subscription, maintenance and support	4,313	6,220	19,374	21,443
Professional services and other	905	1,214	2,811	4,400
Total service	5,218	7,434	22,185	25,843
Total revenue	$7,229	$9,321	$28,167	$31,682

A reconciliation from GAAP results to adjusted EBITDA is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net loss	$(3,242)	$(267)	$(11,724)	$(11,175)
Interest expense, net	1,858	247	2,852	287
Income tax benefit	(219)	(119)	(358)	(252)
Depreciation and amortization expense:
Depreciation and amortization in cost of revenues	4	12	29	67
Depreciation and amortization in operating expenses	199	261	915	1,094
Total depreciation and amortization expense	203	273	944	1,161
Amortization of intangibles included in cost of revenues	304	298	1,197	1,251
Amortization of intangibles included in operating expenses	229	217	904	891
Total amortization of intangibles expense	533	515	2,101	2,142
Total depreciation and amortization expense	736	788	3,045	3,303
EBITDA	(867)	649	(6,185)	(7,837)
Change in fair value of warrant liability	(126)	(137)	(74)	(137)
Other expense, net	88	(108)	433	(84)
Stock-based compensation expense:
Stock-based compensation included in cost of revenues	10	22	39	49
Stock-based compensation included in operating expenses	90	364	1,151	1,372
Total stock-based compensation expense	100	386	1,190	1,421
Adjusted EBITDA	$(805)	$790	$(4,636)	$(6,637)